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                                                                       FORM 10-Q
                                                                      EXHIBIT 11

                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

     Net income per share is computed based on the weighted average number of shares outstanding, including the dilutive effect of stock options, as follows:

------------------------------------------------------------------------------------------
                                                              Three Months Ended
                                                                    March 31,
(in thousands, except per share amounts)                        1997           1996
------------------------------------------------------------------------------------------
NET INCOME:                                                   $ 9,208        $ 8,741
                                                              =======        =======

  PRIMARY EARNINGS PER SHARE:
    Actual average shares outstanding                          14,349         14,356
    Net effect of the assumed exercise of
      stock options -- based on the treasury stock
      method using average market price for the period            286            319
                                                              -------        -------
    Pro forma average shares outstanding                       14,635         14,675
                                                              =======        =======
    Net Income Per Share                                      $  0.63        $  0.60
                                                              =======        =======

FULLY DILUTED EARNINGS PER SHARE:
   Actual average shares outstanding                           14,349         14,356
   Net effect of the assumed exercise of
     stock options -- based on the treasury stock
     method using higher of average or closing market price       304            321
                                                              -------        -------
   Pro forma average shares outstanding                        14,653         14,667
                                                              =======        =======
   Net Income Per Share                                       $  0.63        $  0.60
                                                              =======        =======
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